UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 19, 2004

                          American Construction Company
--------------------------------------------------------------------------------
                 (Exact name of registrant specified in charter)


         Nevada                      333-105903                  412079252
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(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)

               4340 East Charleston Avenue, Phoenix, Arizona 85032
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               (Address of principal executive offices)   (Zip Code)


                              Incorp Services Inc.
                             6075 S. Eastern Avenue
                     Suite 1, Las Vegas, Nevada, 89119-3146
                               Tel: (702) 866-2500
           ----------------------------------------------------------
           (Name, address and telephone number for Agent for Service)



                                 (480) 695-7283
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT.

On October 14, 2004, American Construction Company, a Nevada corporation (the "Registrant"), Northwest Steel Company, a Nevada corporation ("Merger Sub") and General Steel Investment Co., Ltd., a British Virgin Islands limited liability corporation ("General Steel"), as the parent and management company of Tianjin Da Qiu Zuang Sheet Metal Co., Ltd., a People's Republic of China, limited liability corporation ("DQ"), both privately-held corporations, entered into an Agreement and Plan of Merger (the "Agreement")pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, acquired General Steel, and its 70% ownership in its subsidiary DQ in exchange for shares of the Registrant's common stock, of which 22,040,000 shares are a new issuance by ACC, and 7,960,000 shares are from certain shareholders of ACC, which in aggregate, constitute 96% of the total issued and outstanding shares of the Registrant. (the "Merger"). Under the terms of the Agreement, General Steel will remain a subsidiary of the Registrant. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

The stockholders of General Steel, as of the closing date of the Merger, now own approximately 96% of the Registrant's common stock outstanding as of October 15, 2004 (excluding any additional shares issuable upon outstanding options, warrants and other securities convertible into common stock).

Under Nevada law, NRS 92A.189, the Registrant did not need the approval of its stockholders to consummate the Merger, as the Registrant owned over 90% of the Merger Sub's outstanding stock and interests in the Merger Sub's capital and profits.

For accounting purposes, this transaction was being accounted for as a reverse merger, since the stockholders of General Steel own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of General Steel became the directors and executive officers of the Registrant. Upon consummation of the Merger the members of the Board of Directors of the Registrant consisted of Zuo Sheng Yu and Jeff Mabry. No agreements exist among present or former controlling stockholders of the Registrant or present or former members of General Steel with respect to the election of additional members of our board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.


Beneficial Owners

The following table shows the stockholdings of all directors and executive officers of the Registrant, principal stockholders who own beneficially more than five percent of the Registrant's issued and outstanding common stock, and all directors and officers of the Registrant as a group as of October 15, 2004, after giving effect to the Merger, based on 31,250,000 shares outstanding at October 14, 2004.

                                                    Amount
Title     Name and Address                          of shares           Percent
of        of Beneficial                             held by             of
Class     Owner of Shares     Position              Owner               Class(1)
--------------------------------------------------------------------------------
Common    Yu, Zuo Sheng       President/Chairman    23,929,500          76.5%
--------------------------------------------------------------------------------

All Executive Officers as a Group                   23,929,500          76.5%

(1) The percentages listed in the Percent of Class column are based upon 31,250,000 issued and outstanding shares of Common Stock.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and General Steel.

Principal Terms of the Merger
-----------------------------

At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub was merged with and into the Registrant. The separate existence of Merger Sub ceased and General Steel became a wholly owned subsidiary of the Registrant. The Certificate of Incorporation of the Registrant in effect immediately prior to the Effective Time of the Merger remains the Certificate of Incorporation of the Registrant. The officers of the Registrant at the Effective Time of the Merger shall resign and Zuo Shen Yu will be a director and president of the Registrant, and John Chen will be Chief Financial Officer of the Registrant. John Mabry shall continue as a Director of Registrant.

The shareholders of General Steel exchanged all of the shares of General Steel for a total 30,000,000 shares of Registrant's common stock for themselves and their designees, of which 22,040,000 shares are a new issuance by ACC, and 7,960,000 shares are from certain shareholders of ACC, which in aggregate, constitute 96% of the total issued and outstanding shares of the Registrant.


Description of the Registrant
-----------------------------

The Registrant, is a Nevada corporation, incorporated on August 5, 2002. The Registrant's subsidiary, Northwest Steel Company, was incorporated on October 12, 2004 in the State of Nevada. The principal business of the Registrant at the Effective Time of the Merger is the manufacturing of steel products.

An objective of the Registrant became the acquisition of an operating company with experienced management and the potential for profitable growth in exchange for its securities. Prior to the Effective Time, Jeff Mabry was the sole director of the Registrant and, effective as of the Effective Time of the Merger, shall continue as a director of the Registrant together with Zuo Sheng Yu.

The shares of common stock of the Registrant are traded on the OTC Bulletin Board under the symbol "ACNS".

Following the Merger, stockholders of General Steel became stockholders of the Registrant. Zuo Sheng Yu shall become a director and president of the
Registrant, and John Chen shall become Chief Financial Officer of the Registrant. Upon consummation of the Merger, General Steel shall become a wholly owned subsidiary of the Registrant.

Description of General Steel/DQ
-------------------------------

General Steel Investment Co., Ltd.'s former name was Congenial Limited. Congenial Limited was incorporated on November 28, 2003 in the British Virgin Islands. On February 11, 2004, Congenial Limited changed its name to General Steel Investment Co. Ltd. The primary business of General Steel is to acquire and manage interests in steel and steel products production entities around the world. In June of 2004, General Steel acquired a 70% ownership interest in Taijin Da Qiu Zhuang Sheet Metal Co., Ltd from Tang Pu Capital Automotive Investment, Ltd., a limited liability corporation incorporated in the People's Republic of China.

DQ was incorporated in 1998 as a privately owned manufacturer of high quality hot-rolled steel sheets primarily for use in tractors, agricultural vehicles and other specialty vehicles. Since 1998, DQ has expanded its operations to six production lines producing 250,000 tons 0.7-2.0mm hot-rolled carbon steel sheets per year. It is currently the largest 0.7-2.0mm hot-rolled steel sheet producer in China, maintaining a 40% market share of all steel plates used in the production of agricultural vehicles in China. In 2003, its sales revenues were over 56 million U.S. Dollars, and its total assets were worth more than 37 million U.S. Dollars.

DQ used to be a division of the Wendlar Investment Management Group ("Wendlar"), a privately held company producing specialty steel products and constructing real estate developments in China. Wendlar has over twenty years of experience in the Chinese steel industry, operates three steel production sites, including DQ, and employs over three thousand workers.

Audited financial statements for DQ for Fiscal Year 2002-2003 are provided below at Item 9.01. Audited consolidated financial statements for Fiscal Year 2003-2004 will be provided within the required time under the relevant securities laws.

Growth Strategy
---------------

DQ has historically been engaged in the production of hot-rolled steel plates. DQ plans to continue to expand its hot-rolled steel plate production capacity and to enter into new contracts with vehicle manufacturers and other customers. In addition, DQ has become interested in acquiring the means by which to produce cold-rolled steel plates. In order to effect this, DQ intends to purchase cold-rolling facilities from other steel producers overseas and import these facilities into China. It is anticipated that the acquisition of cold-rolling processes will enhance DQ"s already successful business.

Industry Overview (From the OECD Report "Recent Steel Market Developments" of 6.29.2004)
--------------------------------------------------------------------------------

World steel demand has increased steadily since 1999, but this increase has been accelerating since2002 and represents around 50 million tons more per year. In 2003, world steel consumption increased by 6.6% compared to 2002, and further increases by 6% in 2004 and 5% in 2005 are expected. This strong surge in steel consumption is the result of the dramatic acceleration of domestic steel demand in China where steel consumption that had been growing by an average 2.6% a year over the period 1995 to 2000 has increased by some 25% a year since 2001 and is expected to continue to grow at a very rapid pace also in 2004 and 2005. In comparison, steel consumption in the rest of the world declined by 4.2% in 2001 and since then has grown at an annual rate of 2.1%. In the OECD area, steel consumption declined by 0.5% in 2003 compared to 2002, reflecting an 8.9% decrease in North America that offset a 2.6% increase in Europe and a 4.5% increase in the Asian-Pacific area. For 2004, with better economic conditions in the area, steel consumption in the OECD is expected to grow by close to 3%, with the North American market catching most of the increase (+5.7%) and more moderate growth in Europe (+2.0%) and Asia (+1.3%). This trend is expected to continue also in 2005. Outside the OECD in 2003, while steel consumption declined in Africa, it increased by 4.8% in the other Asian economies and by 7.2% in the NIS. Similar developments are expected to take place in 2004, but probably at a lower pace and the trend should continue in 2005.

World trade in steel in volume increased in 2003 by 2.6% compared with 2002 and reached a new record level at 247 million tons (excluding intra-EU trade). World trade in steel accounted for 29.0% of world steel consumption in 2003. Steel exports from the OECD area remained at the 2002 level of 120 million tons while imports declined 7.9% from the 2002 level. Most of the exports were redirected to China. China steel imports in 2003 jumped by 48.0% over the 2002 level and reached an unprecedented 43.0 million tons. In 2004, world steel trade is expected to increase, by a further 1.2%. As a result of growing demand, Chinese steel imports should remain at the very high level reached in 2003 and could even increase slightly. Similarly, steel imports in the OECD will pick up and exports should decline modestly. Exports of steel from the NIS are expected to continue to grow, for the sixth year in a row, and should pass 70 million tons, representing 28.6% of world exports.

World crude steel production followed the same developments as consumption and reached a new record level of 964 million tons. In 2004, for the first time in history steel production is expected to pass the 1 billion tons level and should reach 1 016 million tons, a 5.3% increase over 2003. This trend will continue in 2005 when production could reach 1 065 million tons. As with consumption, this is mainly the result of the very rapid expansion of steel production in China. Steel production in China increased by 93 million tons between 2000 and 2003, at an annual growth rate of 20%. In the rest of the world, crude steel production decreased by 3% in 2001 and since then increased at an annual rate of 3.2%. In the OECD area, steel production increased by 1.6% in 2003 and is expected to increase at a similar rate in 2004 and in 2005 when production will pass the 500 million ton mark. Production in the NIS increased by 6.1% in 2003 and should continue to increase by 6% in 2004. In the rest of the world, after the 6% growth recorded in 2003, steel production should not grow by more than 2% this year and in 2005.

In spite of the good developments in the steel market worldwide, problems have arisen. Steel prices have increased substantially and the industry is now profitable. However, the margins have been reduced due to the dramatic increase in prices of raw materials and transportation. There are also some risks of shortages for scrap and coke. The important increases in prices of most steel products at the beginning of 2004 have created problems for many steel consuming industries. While prices for raw materials have been declining since May of this year, they are expected to remain at relatively high levels for the rest of this year. Together with the increase in raw material prices, transportation prices also increased dramatically. Charter rates for large vessels increased fourfold in one year, from 17 000 $/day in January 2003 to 68 000$/day in early 2004. However, recently these freight rates started declining and may continue to do so in light of the restrictions on lending introduced by the Chinese Government to slow growth. In recent years, the gap between capacity and production has been reduced. This reduction has been particularly important in the OECD area, where steelmaking capacity has recorded a net reduction of 41.5 million tons, or 6.7%; a further net reduction of some 15 million tons is expected by 2005. In the NIS, most of the obsolete inefficient excess capacity has been closed. However, with increasing domestic demand and a high level of exports, some new capacity is expected to come on stream in the near future. In the non-OECD area, capacity increases are taking place in Brazil, India and the Middle East. But of course, at world level, China is the country that is expanding its capacity more quickly. Even if in recent weeks the Chinese Government has decided to reduce, delay or stop the construction of new steel plants, capacity is expected to increase by some 100 million tons between 2003 and 2005.

Of course such an increase in capacity leads to increasing demand for raw materials. Most of the developments in the steel market and particularly all price movements are now closely linked to developments taking place in China. Some raw materials markets are more sensitive than others. This is particularly the case for steel scrap and metallurgical coke. Coke consumption is increasing rapidly and prices of metallurgical coke jumped from 143 $/ton in 2003 to some 440 $/t at the beginning of 2004. Several steel plants in the world and recently in India and Ukraine were obliged to cut production as blast furnaces were idled because of coke shortages. Iron ore prices increased by some 20% in the first months of 2004 but should continue to rise as demand from China is declining and the return to almost normal prices can be expected quite soon. On the contrary, steel scrap prices skyrocketed between July 2003 and February 2004; in some countries increases of over 180% occurred. As from April 2004 scrap prices declined by 17.6% from the peak and by mid May a further decrease of 50 $/ton was recorded as demand was lower. However, it is expected that scrap prices will remain in the near future at a higher price levels than in previous years. Compared to the low price level of October 2001, the level reached in January February was 750% higher).Tensions and difficulties in raw material markets may well last until the end of 2005, by which time adjustments made by suppliers will likely help to ease the difficulties.

Facilities and Equipment
------------------------

DQ owns a factory in Da Qiu Zhuang, Tianjin City, China, which is capable of producing 250,000 tons of hot-rolled steel plates each year.


Risk Factors
------------

The actual results of the combined company may differ materially from those anticipated in these forward-looking statements. The Registrant and General Steel/DQ will operate as a combined company in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the combined company's control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect the combined company.

Risks Related To General Steel/DQ
---------------------------------

From time to time, Hebei Province, like other Northeast China destinations, experiences weather and climate fluctuations. Natural disasters could impede operations, damage infrastructure necessary to DQ's operations or adversely affect the logistical services to and from Province. The occurrence of natural disasters in Hebei Province could adversely affect General Steel/DQ's business, results of operations, prospects and financial condition.

Neither DQ's products nor the raw materials required have, in general, experienced any significant price fluctuations in the past. However, there is no assurance that raw materials required by General Steel/DQ will not be subject to any significant price fluctuations or pricing control in the future. The market prices of these raw materials may also experience significant upward adjustment, if, for instance, there is a material under-supply or over-demand in the market. Should this happen, General Steel/DQ's business and results of operations could be adversely affected.


The Registrant cannot predict General Steel/DQ's future capital needs, and may not be able to secure additional financing.
--------------------------------------------------------------------------------

The Registrant will likely need to raise additional funds in the future to fund General Steel/DQ's operations, to expand its markets and product offerings, or to respond to competitive pressures or perceived opportunities. We cannot assure you that additional financing will be available on favorable terms, or at all. This could adversely affect results of General Steel/DQ.

General Steel/DQ's success to date has been, and its continuing success will be, substantially dependent on the continued services of its executive officers and other key personnel, who generally have extensive experience in the steel manufacturing industry and have been employed by us for substantial periods of time. The loss of the services of any key employees, or General Steel/DQ's failure to attract and retain other qualified and experienced personnel on acceptable terms, could have an adverse effect on its business and results of operations.

Chinese Government Regulations
------------------------------

Upon completion of the reverse merger, General Steel will become a wholly owned subsidiary of the Registrant. General Steel currently owns 70% of Taijin Da Qiu Zhaung Sheet Metal Co. Ltd., a People's Republic of China, limited liability corporation. The transactions pursuant to the Agreement will not change General Steel as the 70% holder of DQ, since any change in the holder of DQ would require approval by the Chinese government.


Risks Related to General Steel/DQ's Industry
--------------------------------------------

Currently, most of General Steel/DQ's immediate customers are manufacturers which incorporate General Steel/DQ's products into agricultural and other heavy vehicles. In the event that the business of some of these manufacturers decreases and these manufacturers cease to purchase products from General Steel/DQ, its business and profitability may be adversely affected.

General Steel/DQ sources all of its raw materials from various steel suppliers in China and abroad. General Steel/DQ is dependent on a stable and reliable supply of such raw materials in the region. The supply of these raw materials can therefore be adversely affected by any material change in the success of the suppliers which may, in turn, have a material adverse impact on the costs of raw materials and the operations of General Steel/DQ.


Competitors may harm General Steel/DQ's business by operating more effectively or more efficiently in its market.
--------------------------------------------------------------------------------

The Steel Plate Manufacturing industry is open to competition from local and overseas operators engaged in similar businesses and products to those of DQ. Any increase in competition may have an adverse effect on both the sales and the pricing of General Steel/DQ's Steel Plate products, which in turn will have an adverse effect on the profitability of General Steel/DQ.

Changes in the extensive regulations to which DQ is subject could increase its cost of doing business or affect its ability to grow.
--------------------------------------------------------------------------------

The governments of General Steel/DQ's exporting countries, including the US, Japan and other overseas markets such as Europe and Canada, may, from time to time, consider regulatory proposals relating to raw materials, and environmental regulation, which, if adopted, could lead to disruptions in supply and/or increases in operational costs, and hence General Steel/DQ's profitability. To the extent that General Steel/DQ increases its product prices as a result of such changes, its sales volume and revenues may be adversely affected.

Furthermore, these governments may change certain regulations or impose additional taxes or duties on certain Chinese imports from time to time. Such regulations, if effected, may have a material adverse impact on General Steel/DQ's operations revenue and/or profitability.




There is no assurance of an established public trading market.
--------------------------------------------------------------

Although the Registrant's common stock trades on the NASD OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for the Registrant's common stock will be influenced by a number of factors, including:

     o the issuance of new equity securities pursuant to this, or a future, offering;
     o    changes in interest rates;
     o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     o    variations in quarterly operating results;
     o    change in financial estimates by securities analysts;
     o    the depth and liquidity of the market for Registrant's common stock;
     o investor perceptions of our company and the technologies industries generally; and
     o    general economic and other national conditions.


The Registrant's common stock could be considered a "penny stock."
-----------------------------------------------------------------

The Registrant's common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.
------------------------------------------------------------

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Special note regarding forward-looking statements.
--------------------------------------------------

Some of the statements under "Risk Factors" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

Although the Registrant believe that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Registrant nor any other person assumes responsibility for the accuracy and completeness of such statements. The Registrant is under no duty to update any of the forward-looking statements after the date of this report.


Management Of The Registrant After The Effective Date Of The Merger
-------------------------------------------------------------------

Directors And Executive Officers
-----------------------------------

In connection with the Merger, Zuo Sheng Yu shall become a Director and President of the Registrant, and John Chen shall become Chief Financial Officer of the Registrant. John Mabry will continue as a director of Registrant. The following table sets forth the name and position of each of the Registrant's directors and executive officers immediately after the Effective Date of the Merger (October 15, 2004).

Name                                       Position
--------------------------------------------------------------------------------
Zuo Sheng Yu                           President/Director
John Chen                              Chief Financial Officer
Jeff Mabry                             Director

Mr. Zuo Sheng Yu is President and a Director of Registrant; From April 1986 to February 1992 , he was president of Da Qiu Zhong Metal sheets manufactory, Tian Jin China; From February 1992 to December 1999, he was General Manager of Sheng Da Industrial Company, Tian Jin China; From November 1999 to March 2001, he was president and Chairman of Board of Directors of Shen Da machinery manufactory Tian Jing, China; From February 2001, to present, he has been the President and Chairmen of the Board of directors of Beijing Wendlar Investment Management Group, Beijing, China; From March 2001 to present, he has been the President and Chairman of the Board of Directors of Baotou Shen Da Steel Pipe Limited, Inner Mongolia, China; From March 2001 to present, he has been the President and Chairman of the Board of Directors of the Shen Da Steel and Iron Mill, He Bei province, China; From April 2001 to present, he has been the President and Chairman of Shen Da Industrial Park Real Estate Development Limited; From December 2002 to present, Mr. Yu has been President and Chairman of Beijing Sou Lun Real Estate Development Company, Beijing, China; In July,1985, he graduated from the Sciences and Engineering Institute, Tian Jin, China; In July, 1994, he received a Bachelor Degree from Institute of Business Management for Officers; Mr. Yu received the title of "Senior Economist" from the Committee of Science and Technology of Tian Jin City 1994. In July 1997, he received an MBA degree from the Graduate School of Tian Jin Party University. In April, 2003, Mr. Zuo Sheng Yu held a position as a member of the APEC (Asia Pacific Economic Co-operation).

Mr. John Chen is the Chief Financial Officer of Registrant. From August 1997 to July 2003,he was senior accountant of Moore Stephens Wurth Frazer and Torbet, LLP. Los Angeles, California, USA; He graduated from Norman Bethune University of Medical Science, Chang Chung City, Ji Ling Province, China in Sep.1992. He received a B.S. degree in accounting from California State Polytechnic University, Pomona, California, USA in July 1997.

Mr. Jeff Mabry is a director of the Registrant. He is currently employed with CDS Insurance Agency, LLC as a broker from June 2002 to present. From May 1995 to August 2001 Mr. Mabry was employed with The Tech Group a manufacturer of injection molds. Mr. Mabry was Senior Project Engineer responsible for quoting and managing projects from concept through approved production.From May 1993 to April 1995 Mr. Mabry was employed with Plastic Design Corp. as a Mold Maker. Mr. Mabry was responsible for building plastic injection molds for the automotive and medical uses. Mr. Mabry is a graduate of Arizona State University majoring in Construction Engineering.


Related Party Transactions
--------------------------

General Steel Investment Co., Ltd, a British Virgin Islands limited liability corporation, as the parent and management company owns 70% of Taijin Da Qui Zhuang Sheet Metal Co., Ltd. Mr. Zuo Sheng Yu owns a 99.99% interest in General Steel, and will own a proportionate interest in ACC post-merger. In addition Mr. Yu either owns directly, or has influence over the 30% of DQ shares not owned by General Steel.


Item 5.03  OTHER EVENTS: CHANGE IN FISCAL YEAR.

Based on the Company's Plan of Merger with General Steel, the Board of Directors determined to change the Registrant's fiscal year end from January 31 to December 31. The Registrant will file on Form 10-K the report covering the period April 30, 2003 to December 31, 2003.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Set forth below are the financial statements and exhibit filed as part of this report.


(a) Financial statements of business acquired
    -----------------------------------------


(b) Pro Forma Financial Information
    -------------------------------

It is impracticable at this time for the Registrant to provide the pro forma consolidated financial information that are required to be included herein. The Registrant undertakes to file such required pro forma consolidated financial information as soon as practicable within the time required under relevant securities law.


(c) Exhibits
    --------

Description

Exhibit 2.1 Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  American Construction Company.

                                                  By: /s/ Zuo Sheng Yu
                                                      --------------------------
                                                      Name: Zuo Sheng Yu
                                                      Title: President

Dated:  October 19, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------

The Board of Directors
Tianjin Daqiuzhuang Metal Sheet Co., Ltd.

We have audited the accompanying balance sheets of Tianjin Daqiuzhuang Metal Sheet Co., Ltd. as of December 31, 2003 and 2002, and the related statements of income and other comprehensive income, shareholders' equity and cash flows for years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tianjin Daqiuzhuang Metal Sheet Co., Ltd. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.






March 7, 2004, except for Note 10,
As to which the date is June 24, 2004
Walnut, California


                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2003 AND 2002

                                     ASSETS
                                     ------

                                                                    2003          2002
                                                                -----------   -----------
CURRENT ASSETS:
    Cash                                                        $ 1,606,704   $ 2,743,056
    Restricted cash                                               2,096,370     2,149,600
    Accounts receivable, trade, net of allowance for doubtful
      accounts of $1,043 and $4,682 as of 2003 and 2002,
      respectively                                                  455,641     1,555,965
    Notes receivable                                              1,188,854          --
    Other receivables - related parties                             459,800       459,800
    Other receivables                                               328,271     2,518,421
    Inventories                                                   4,801,915     4,092,192
    Advances on inventory purchases - related parties             1,021,824     4,258,829
    Advances on inventory purchases                               7,831,480     1,510,191
    Short-term investment                                            12,100        12,100
                                                                -----------   -----------
      Total current assets                                       19,802,959    19,300,154
                                                                -----------   -----------

PLANT AND EQUIPMENT, net                                         15,064,160    13,299,060
                                                                -----------   -----------

OTHER ASSETS:
    Intangible assets - land use rights,
      net of accumulated amortization                             2,564,369       758,267
                                                                -----------   -----------

        Total assets                                            $37,431,488   $33,357,481
                                                                ===========   ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                            $ 1,378,484   $   434,905
    Short-term loans payable                                     13,806,100    10,623,800
    Lines of credit                                               6,709,450     4,518,140
    Other payables - related party                                     --       1,414,526
    Accrued liabilities                                             268,964     1,355,774
    Customer deposits                                               914,160     2,615,027
    Deposits due to sales representatives                           862,730     1,226,940
    Taxes payable                                                 1,655,842       890,744
                                                                -----------   -----------
      Total current liabilities                                  25,595,730    23,079,856
                                                                -----------   -----------

SHAREHOLDERS' EQUITY:
    Capital                                                       9,583,200     9,583,200
    Paid-in-capital                                                 262,883       262,883
    Retained earnings                                             1,989,675       431,542
                                                                -----------   -----------
      Total shareholders' equity                                 11,835,758    10,277,625
                                                                -----------   -----------
        Total liabilities and shareholders' equity              $37,431,488   $33,357,481
                                                                ===========   ===========



The accompanying notes are an integral part of this statement.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD

               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002





                                                        2003           2002
                                                    ------------   ------------

SALES REVENUE                                       $ 56,482,398   $ 44,468,081

COST OF SALES                                         52,804,197     41,327,984
                                                    ------------   ------------

GROSS PROFIT                                           3,678,201      3,140,097

SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES          1,532,033      1,539,325
                                                    ------------   ------------

INCOME FROM OPERATIONS                                 2,146,168      1,600,772

OTHER INCOME (EXPENSES), NET                             179,396       (611,203)
                                                    ------------   ------------

INCOME FROM OPERATIONS BEFORE PROVISION
  FOR INCOME TAXES                                     2,325,564        989,569

PROVISION FOR INCOME TAXES                               767,431        337,178
                                                    ------------   ------------

NET INCOME                                             1,558,133        652,391

OTHER COMPREHENSIVE INCOME (LOSS):
  Foreign currency translation adjustment                   --             --
                                                    ------------   ------------

COMPREHENSIVE INCOME                                $  1,558,133   $    652,391
                                                    ============   ============



















The accompanying notes are an integral part of this statement.


                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                          Retained
                                             Paid-in      earnings
                               Capital       capital      (deficit)        Totals
                             -----------   -----------   -----------    -----------

BALANCE, January 1, 2002     $ 9,583,200   $   262,883   $  (220,849)   $ 9,625,234

    Net income                   652,391       652,391
                             -----------   -----------   -----------    -----------
BALANCE, December 31, 2002     9,583,200       262,883       431,542     10,277,625

    Net income                 1,558,133     1,558,133
                             -----------   -----------   -----------    -----------
BALANCE, December 31, 2003   $ 9,583,200   $   262,883   $ 1,989,675    $11,835,758
                             ===========   ===========   ===========    ===========




















The accompanying notes are an integral part of this statement.


                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                    2003           2002
                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                  $ 1,558,133    $   652,391
    Adjustments to reconcile net income to cash
      provided by (used in) operating activities:
        Depreciation                                                916,003        862,500
        Amortization                                                 96,800         96,800
      (Increase) decrease in assets:
        Accounts receivable, trade                                1,100,324        686,508
        Other receivables                                         2,190,150       (464,617)
        Inventories                                                (709,723)        80,241
        Advances on inventory purchases - related parties         3,237,005        588,876
        Advances on inventory purchases                          (6,321,289)       899,055
      Increase (decrease) in liabilities:
        Accounts payable                                            943,579       (685,428)
        Other payables - related party                           (1,414,526)    (1,823,669)
        Accrued liabilities                                      (1,086,810)      (556,416)
        Customer deposits                                        (1,700,867)     1,551,742
        Deposits due to sales representatives                      (364,210)      (242,000)
        Taxes payable                                               765,098        505,554
                                                                -----------    -----------
          Net cash (used in) provided by operating activities      (790,333)     2,151,537
                                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    (Increase) decrease in notes receivable                      (1,188,854)        78,650
    Increase in short-term investment                                  --          (12,100)
    Purchase of equipment                                        (2,681,103)      (178,381)
    Increase in land use rights                                  (1,902,902)          --
                                                                -----------    -----------
          Net cash used in investing activities                  (5,772,859)      (111,831)
                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    (Decrease) increase on short-term notes payable               2,191,310       (225,060)
    Borrowings (payments) on lines of credit                      3,182,300        (48,400)
                                                                -----------    -----------
          Net cash provided by (used in) financing activities     5,373,610       (273,460)
                                                                -----------    -----------

(DECREASE) INCREASE IN CASH                                      (1,189,582)     1,766,246

CASH, beginning of year                                           4,892,656      3,126,410
                                                                -----------    -----------

CASH, end of year                                               $ 3,703,074    $ 4,892,656
                                                                ===========    ===========





The accompanying notes are an integral part of this statement.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Summary of significant accounting policies

Background
----------

Tianjin Daqiuzhuang Metal Sheet Co., Ltd. (referred to as the Company) was established on August 18, 2000 in Jinghai county, Tianjin city, Hebei province, the People's Republic of China (PRC). The Articles of Corporation provides for a 10 year operating term beginning on August 18, 2000 with registered capital of RMB79,200,000 or approximately USD$9,583,200. The Company is a Chinese registered limited liability company with a legal structure similar to a limited liability company organized under the state laws in the United States of America. Tianjin Long Yu Trading Material Co., Ltd. is the majority owner with a 71% ownership in the Company. Mr. Yu Zuo Sheng, our president, owns 66.11% of Tianjin Long Yu Trading Material Co., Ltd.

The Company is primarily engaged in the manufacturing of hot roll carbon and silicon steel sheets which are mainly used in the production of tractors, agricultural vehicles. The Company sells its products through both retailer and wholesaler.

Basis of presentation
---------------------

The financial statements represent the activities of the Company. The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Revenue recognition
-------------------

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

The Company normally requires all customers to pay the Company the full amount of their purchase in advance when the customer submits their orders. The products are normally shipped within six months after receipt of the advance payment. In certain instances the Company will not require the customer to make an advance deposits, however this is done a limited basis.

Foreign currency translation
----------------------------

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People's Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Summary of significant accounting policies, (continued)

Plant and equipment, net
------------------------

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 3% residual value. The depreciation expense for the years ended December 31, 2003 and 2002 amounted to $916,003 and $862,500, respectively. Estimated useful lives of the assets are as follows:


                                                           Estimated Useful Life

Buildings                                                      10-30 years
Machinery and equipment                                        8-15 years
Other equipment                                                5-18 years
Transportation Equipment                                       10-15 years


Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company's plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service.

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. Maintenance, repairs and minor renewals are charged directly to expense as incurred. Major additions and betterment to buildings and equipment are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2003, the Company expects these assets to be fully recoverable.

Plant and equipment consist of the following at December 31:


                                                           2003          2002
                                                       -----------   -----------
Buildings and improvements                             $ 4,965,626   $ 3,391,811
Transportation equipment                                   627,870       764,422
Machinery                                               11,928,408    10,893,478
Others                                                     252,694        44,157
Construction in progress                                      --          48,346
                                                       -----------   -----------
              Totals                                    17,774,598    15,142,214
Less accumulated depreciation                            2,710,438     1,843,154
                                                       -----------   -----------
              Totals                                   $15,064,160   $13,299,060
                                                       ===========   ===========

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS




Note 1 - Summary of significant accounting policies, (continued)

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Recently issued accounting pronouncements
-----------------------------------------

During June of 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS 142").

FAS 141 requires use of the purchase method of accounting for all business combinations initiated after June 30, 2001, provides specific guidance on how to identify the accounting acquirer in a business combination, provides specific criteria for recognizing intangible assets apart from goodwill and requires additional financial statement disclosures regarding business combinations. The Company has adopted FAS 141 and there has not been a significant impact on the Company's present financial condition or results of operations.

FAS 142 addresses the accounting for goodwill and other intangible assets after their initial recognition. FAS 142 changes the accounting for goodwill and other intangible assets by replacing periodic amortization of the asset with an annual test of impairment of goodwill at either the reporting segment level or one level below, providing for similar accounting treatment for intangible assets deemed to have an indefinite life. Assets with finite lives will be amortized over their useful lives. FAS 142 also provides for additional financial statement disclosures about goodwill and intangible assets. The Company has adopted FAS 142 and there has not been a significant impact on the Company's present financial condition or results of operations.

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("FAS 143"). FAS 143 changes the recorded amount of liabilities associated with asset retirements and requires the accretion of interest expense over the remaining life of the asset. FAS 143 also requires additional disclosure regarding asset retirement obligations. This Statement is effective for fiscal years beginning after June 15, 2002. The Company has adopted FAS 143 there has not been a significant impact on the Company's present financial condition or results of operations.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS




Note 1 - Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements, (continued)
------------------------------------------------------

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale. However, FAS 144 changes the scope and certain measurement requirements of existing accounting guidance. FAS 144 also changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 "Rescission of Statements No. 4, 14 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." ("FAS 145"). This Statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends SFAS No. 13, "Accounting for Leases," to eliminate any inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

FAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires the recognition of certain guarantees as liabilities at fair market value and is effective for guarantees issued or modified after December 31, 2002. The Company has adopted the disclosure requirement of FIN 45 and did not have a material impact on its financial condition or results of operations of the Company.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure". The statement allows for the Company's current method of accounting for stock options to continue. Effective for interim periods beginning after December 15, 2002, disclosure will be required for information on the fair value of stock options and the effect on earnings per share (in tabular form) for both interim and annual reports. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS




Note 1 - Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements, (continued)
------------------------------------------------------

In December 2003, the FASB issued  Interpretation  No. 46(R),  Consolidation  of
Variable Interest Entities, an Interpretation of ARB No. 51 (FIN No. 46(R), which requires the consolidation of certain variable interest entities, as defined. FIN No. 46(R) is effective immediately for variable interest entities created after December 31, 2003, and for all variable interest entities of the first reporting period ending after December 15, 2004.; however, disclosures are required currently if a company expects to consolidate any variable interest entities. As the Company is in the process of evaluating if such variable interest entities exist and the Company does not believe that the adoption of FIN No. 46(R) will have an impact on its results of operations, financial position or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities" ("SFAS No. 149"). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FASB No. 150 requires that those instruments entered into or modified after May 31, 2002, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have a material impact on the financial condition or results of operations of the Company.

Cash and concentration of risk
------------------------------

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash (including restricted cash balances) in state-owned banks at December 31, 2003 and 2002 amounted to $4,192,740 and $4,299,200, respectively of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Restricted cash
---------------

The Company through its bank agreements is required to keep certain amounts on deposit that are subject to withdrawal restrictions and these amounts are $2,096,370 and $2,149,600 as of December 31, 2003 and 2002, respectively.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Summary of significant accounting policies, (continued)

Inventories
-----------

Inventories are stated at the lower of cost or market using the first-in first-out basis and consist of the following at December 31:

                                         2003         2002
                                      ----------   ----------
Raw materials                         $2,469,620   $2,830,964
Finished goods                         2,332,295    1,261,228
                                      ----------   ----------
      Totals                          $4,801,915   $4,092,192
                                      ==========   ==========


The Company reviews its inventory annually for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of December 31, 2003 and 2002, the Company has determined that no reserves are necessary at year end.

Financial instruments
---------------------

Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Accounts receivable, trade and allowance for doubtful accounts
--------------------------------------------------------------

The Company's business operations are conducted in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Accounts receivable, trade outstanding at December 31, 2003 and 2002 amounted to $456,684 and $1,560,647, respectively. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end. However, the Company records a provision for accounts receivable trade which ranges from 0.3% to 1.0% of the outstanding accounts receivable balance in accordance with generally accepted accounting principles in the PRC. The allowance for doubtful accounts as of December 31, 2003 and 2002 amounted to $1,043 and $4,682, respectively.

Other receivables
-----------------

Other receivables consist of various cash advances to unrelated third parties which have business relationships with the Company. These amounts are unsecured, non-interest bearing and generally are short term in nature. As of December 31, 2003 the other receivables amounted to $328,271 and $2,518,421, respectively.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Summary of significant accounting policies, (continued)

Intangible assets
-----------------

All land in the People's Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Company has acquired land use rights during years ending 2000 and 2003 for a total amount of $2,870,902. The Company has the right to use this land for 50 years. At December 31, 2003 and 2002, accumulated amortization amounted to $306,533 and $209,733. The cost of the rights is being amortized over ten years using the straight-line method.

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2003, the Company expects these assets to be fully recoverable.

Total amortization expense for the years ended December 31, 2003 and 2002 amounted to $96,800 and $96,800 respectively.

Income taxes
------------

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US taxes and there are no deferred tax amounts at December 31, 2003 and 2002.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Summary of significant accounting policies, (continued)

Income taxes, (continued)
-------------------------

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Under the Income Tax Laws, the Company is generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable.

The provision for income taxes at December 31 consisted of the following:

                                                   2003         2002
                                                ----------   ----------
Provision for China Income Tax                  $  661,914   $  298,275
Provision for China Local Tax                      105,517       38,903
                                                ----------   ----------
      Total provision for income taxes          $  767,431   $  337,178
                                                ==========   ==========



The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                                  2003        2002
                                               ---------   ---------
U.S. Statutory rates                                34.0%       34.0%
Foreign income not recognized in USA               (34.0)      (34.0)
China income taxes                                  33.0        33.0
                                               ---------   ---------
      Totals                                        33.0%      33.0%
                                               =========   =========


Value Added Tax
---------------

Enterprises  or  individuals  who  sell   commodities,   engage  in  repair  and
maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company's finished products can be used to offset the VAT due on sales of the finished product.

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS



Note 2 - Supplemental disclosure of cash flow information

Income taxes paid amounted to $428,117 and $193,847 for the years ended December 31, 2003 and 2002, respectively. Interest paid amounted to $632,957 and $782,718 for the years ended December 31, 2003 and 2002, respectively.

Note 3 - Notes receivable

This amount represents trade accounts receivable due from various customers which the customers' bank has guaranteed payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company has the ability to submit their request for payment to the customer's bank earlier than the scheduled payment date; however, the Company will incur an interest charge and processing fees in such instances. As of December 31, 2003, $1,188,854 was outstanding as compared to $0 in the prior year.

Note 4 - Advances on inventory purchases

Advances on inventory purchases including the related party purchases are monies advanced to vendors or related parties on inventory purchases. The inventory is normally delivered within one month after the monies has been advanced. The total amount outstanding at December 31 consisted of the following:


                                                            2003          2002
                                                         ----------   ----------

Advances on inventory purchases - related parties        $1,021,824   $4,258,829
                                                         ==========   ==========

Advances on inventory purchases                          $7,831,480   $1,510,191
                                                         ==========   ==========


Note 5 - Related party transactions

The following is a description of the individuals and companies discussed in the footnotes and their relationship to the Company.

Tianjin Long Yu Material Co., Ltd is a Chinese company which is 66.11% owned by our president Yu Zuo Sheng.

Tianjin Shengda Steel Co., and Shexian Shengda Steel Co., are Chinese companies wholly owned by our president Yu Zuo Sheng directly and indirectly.

The Company has loaned Tianjin Shengda Steel Co. monies. The loan bears no interest and has not specific terms of repayment. The total amount due from Tianjin Shengda Steel Co. amounted to $459,800 for the years ending December 31, 2003 and 2002.

Tianjin Long Yu Material Co., Ltd, a related party, pays for various expenses, supplies, inventories and other goods on behalf of the Company. The transactions are reoccurring in nature and generally are paid off during the year. The total amount due to this related party at December 31, 2003 and 2002 amounted to $0 and $1,414,526, respectively. Note 5 - Related party transactions (continued)


                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS



The Company purchases raw materials from Shexian Shengda Steel Co., Total purchases during the years ending December 31, 2003 and 2002 amounted to $10,049,543 and $6,894,906, respectively. As of December 31, 2003 and 2002, the
Company has made advance payments for future inventory purchases in the amount of $1,021,824 and $4,258,829, respectively.

All amounts due from or to these related parties are non-interest bearing and have no fixed repayment terms.

Note 6 - Short-term loans payable

Short-term loans payable represent amounts due to various banks and are due normally within one year. At December 31, the loans consisted of the following:


                                                                          2003          2002
                                                                      -----------   -----------
Loan from China Bank, JingHai Branch, due August 17,
     2004 and August 19, 2003, respectively. Monthly interest
     only payment, annual interest rates of 6.372%
     and 6.903% respectively, secured by equipment                    $   350,900   $   350,900

Loan from China Bank, JingHai Branch, due August 6, 2004
     and August 8, 2003, respectively. Monthly interest
     only payment, annual interest rates of 6.372%
     and 6.903%, respectively, secured by real estate                     834,900       834,900

Loan from Agriculture Bank, DaQiuZhuang Branch, due
     November 13, 2004 and December 10, 2003, respectively
     Monthly interest only payment, annual interest rate of
     6.71184%, guranteed by Tianjin Shengda Steel Co.,                    726,000       726,000
     a related party

Loan from Agriculture Bank, DaQiuZhuang Branch, due October
     21, 2004 and October 22, 2003, respectively. Monthly
     interest only payment, annual interest rate of 6.62688%,
     secured by land use right and buildings                            2,783,000     2,783,000

Loan from Agriculture Bank, DaQiuZhuang Branch, due July 25,
     2004 and August 16, 2003, respectively. Monthly interest
     only payment, annual interest rate of 6.71184%,
     guranteed by Tianjin Shengda Steel Co., a related party              484,000       484,000

Loan from Agriculture Bank, DaQiuZhuang Branch, due March
     24, 2004 and March 29, 2003, respectively. Monthly interest only payment, annual interest rates of 6.62683%
     and 6.364812%, respectively, secured by equipment                  1,210,000     1,210,000






                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS



Note 6 - Short term loans payable (continued)

At December 31, the loans consisted of the following, continued:



Loan from Agriculture Bank of China, DaQiuZhuang Branch, due
     May 19, 2004 and May 20, 2003, respectively. Monthly
     interest only payment, annual interest rate of6.62688%,
     secured by equipment                                               3,025,000     3,025,000

Loan from Construction Bank of China, JinHai Branch, due August
     20, 2004 and September 18, 2003, respectively. Monthly
     interest only payment, annual interest rates of 5.433%
     and 5.499%, respectively, secured by properties                    1,185,800     1,210,000

Loan from ShangHai PuFa Bank, due November 8, 2004
     Monthly interest only payment, annual interest rate
     of 4.8675%, guranteed by TianJing ShengDa Steel Co.,               2,420,000          --
     a related party

Loan from Construction Bank of China, due November 11, 2004
     Monthly interest only payment, annual interest rate of 6.371%,
     guranteed by TianJing ShengDa Steel Co., a related party             786,500          --
                                                                      -----------   -----------
                 Totals                                               $13,806,100   $10,623,800
                                                                      ===========   ===========



Note 7 - Lines of credit

The Company  has lines of credit with  JingHai  China  Bank,  Agriculture  Bank,
Daqiuzhuang Industrial and Commercial Bank, and ShangHai PuFa Bank and consisted of the following at December 31:


                                                                          2003          2002
                                                                      -----------   -----------
China Bank, JingHai Branch, various amounts
      due dates ranging between February and June 2004,
      restricted cash required ranging from 40% to 50% of
      loan amount, secured by land and buildings                      $ 2,662,000   $ 2,444,200

Agriculture Bank, various amounts due
      dates ranging between January to July 2004,
      restricted cash required of 50% of loan amount
      guaranteed by the Company                                         1,603,250     1,573,000

Daqiuzhuang Industrial and Commercial Bank,
      vauious amounts due dates ranging between April and June
      2004, restricted cash required of 30% of loan amount,
      guaranteed by the Company                                           629,200       500,940

ShangHai PuFa Bank, due February 2004
      restricted cash required of 30% of loan balance,
      guaranteed by the Company                                         1,815,000          --
                                                                      -----------   -----------
          Totals                                                      $ 6,709,450   $ 4,518,140
                                                                      ===========   ===========

                    TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS




Note 7 - Line of credit (continued)

Total interest expense for the years ending December 31, 2003 and 2002 on all debt amounted to $632,957 and $782,718, respectively.

Note 8 - Customer deposits

The Company normally requires all customers to pay the Company the full amount of their purchase in advance when the customers submit their orders. The products are normally shipped within six months after receipt of the advance payment and the related sale is recognized in accordance with the Company's revenue recognition policy. As of December 31, 2003 and 2002, customer deposits amounted to $914,160 and $2,615,027, respectively.


Note 9 - Deposits due to sales representatives

The Company has entered into agreements with various entities to act as the Company's exclusive sales agent in a specified area. These exclusive sales agents must meet certain criteria and are required to deposit a certain amount of money with the Company. In return the sales agents receive exclusive sales rights to a specified area and reduced prices on products they order. These deposits bear no interest and are required to be returned to the sales agent once the agreement has been terminated. The Company had $862,730 and $1,226,940 in deposits due to sales representatives outstanding at December 31, 2003 and 2002, respectively.

Note 10 - Subsequent events

In January 2004, the owners of the Company changed to the following ownership:


Yang Pu Capital Automotive Investment Limited             70.0%
Tianjin Long Yu Material Co., Ltd.                        25.2%
Inner-Mongolia Jinxin Economic and Trade Co., Ltd.         4.8%

                                                     ----------
              Total                                      100.0%
                                                     ==========



On June 24, 2004, the Company reformed as a Sino-Foreign joint venture company. General Steel Investment Co., Ltd., a corporation organized under the laws of the British Virgin Islands, acquired from Yang Pu Capital Automotive Investment Limited it's 70% in Tianjin Daqiuzhuang Metal Sheet Co., Ltd. Mr. Yu Zuo Sheng, our president, owns 99.99% of General Steel Investment Co., Ltd.